EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption of “Experts” and to the use in this Registration Statement on Form S-1 of our report dated April 8, 2009 relating to the financial statements of KIT digital, Inc. and Subsidiaries as of December 31, 2008 and for the year then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MSpc

Certified Public Accountants and Advisors,
A professional corporation

New York, New York
June 22, 2009